Exhibit 99.2

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED FINANCIAL INFORMATION

Unaudited Pro Forma Condensed, Consolidated, and Combined Financial Information as of and for the Twelve Months Ended November 1, 2019.

The following unaudited pro forma condensed, consolidated, and combined financial statements of Science Applications International Corporation (“SAIC”) and the Unisys Federal operating unit (“Unisys Federal”) of Unisys Corporation (the “pro forma financial statements”) include an unaudited pro forma condensed, consolidated, and combined balance sheet (the “pro forma balance sheet”) as of November 1, 2019 and unaudited pro forma condensed, consolidated, and combined statement of income for the twelve months ended November 1, 2019 (the “pro forma statement of income”) after giving effect to the acquisition of substantially all the assets and liabilities of Unisys Federal by SAIC (the “Acquisition”).

The pro forma balance sheet as of November 1, 2019 has been presented as if the Acquisition had occurred on such date. The pro forma statement of income for the twelve months ended November 1, 2019 has been prepared as if the Acquisition had occurred on November 3, 2018, the beginning of the fiscal period. The historical financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the pro forma statement of income, expected to have a continuing impact on the results of operations of the combined business.

On January 14, 2019, SAIC completed the acquisition of Engility Holdings, Inc. (“Engility”), a leading provider of integrated solutions and services supporting U.S. government customers in the defense, federal civilian, and intelligence and space communities (the “Engility Acquisition”). The historical results of operations of SAIC include the historical results of operations of Engility subsequent to the date of the Engility Acquisition. We included pro forma adjustments to give effect to the Engility Acquisition for the period November 3, 2018 through January 13, 2019 within the pro forma statement of income. The pro forma financial statements also give effect to SAIC’s probable divestiture of certain non-strategic international operations, which is expected to be completed during the first quarter of fiscal year 2020.

The pro forma financial statements are for informational purposes only and are not intended to represent or to be indicative of the actual results of operations or financial position that the combined SAIC and Unisys Federal would have reported had the Acquisition been completed as of the dates set forth in the pro forma financial statements, and should not be taken as being indicative of SAIC’s future consolidated results of operations or financial position. The final structure and terms of the financing related to the Acquisition will be subject to market conditions and may change materially from the assumptions used in the pro forma information.

The pro forma financial statements have been derived and should be read in conjunction with the accompanying notes to the pro forma financial statements included herein and the historical consolidated financial statements and related notes of each of SAIC and Unisys Corporation as of and for the applicable periods, which can be found, along with the annual, quarterly and current reports of each of SAIC and Unisys Corporation, on the website of the U.S. Securities and Exchange Commission at http://www.sec.gov.

UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED BALANCE SHEET

As of November 1, 2019

	Historical		Pro Forma Adjustments	Footnote Reference	SAIC Divestiture	Pro Forma Combined
	SAIC as of November 1, 2019	Unisys Federal as of December 31, 2019
	(Amounts in millions)
ASSETS
Current assets:
Cash and cash equivalents	$162	$—	$(24)	5.A	$—	$138
Receivables, net	1,118	77	(185)	5.B, 1	—	1,010
Contract assets	—	15	(15)	1	—	—
Prepaid expenses and other current assets	—	17	(17)	1	—	—
Inventories, net	86	—	4	1	—	90
Prepaid expenses	40	—	13	1	—	53
Other current assets	18	—	—		10	28

Total current assets	1,424	109	(224)		10	1,319
Goodwill	2,134	67	709	5.C	(15)	2,895
Intangible assets, net	733	—	420	5.D	—	1,153
Operating lease right-of-use assets	—	56	(56)	1	—	—
Property, plant, and equipment, net	94	8	—		—	102
Deferred income taxes	—	23	(23)	5.E	—	—
Other assets	315	3	62	5.F	(3)	377

Total assets	$4,700	$266	$888		$(8)	$5,846

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$526	$45	$22	5.G	$—	$593
Short-term operating lease liabilities	—	36	(36)	1	—	—
Deferred revenue	—	42	(42)	1	—	—
Accrued vacation	126	—	7	1	—	133
Other accrued liabilities	282	21	61	1	—	364
Accrued payroll and other employee benefits	193	—	10	1	—	203
Long-term debt, current portion	64	—	6	5.H, 4	—	70

Total current liabilities	1,191	144	28		—	1,363
Long-term debt, net of current portion	1,872	—	970	5.H, 4	—	2,842
Long-term operating lease liabilities	—	28	(28)	1	—	—
Other long-term liabilities	248	—	28	1	—	276
Commitments and contingencies
Equity:
Common stock	—	—	—		—	—
Additional paid-in capital	974	—	—		—	974
Net parent investment	—	94	(94)	5.I	—	—
Retained earnings	468	—	(16)	5.J	(8)	444
Accumulated other comprehensive (loss) income	(62)	—	—		—	(62)

Total common stockholders’ equity	1,380	94	(110)		(8)	1,356
Non-controlling interest	9	—	—		—	9

Total stockholders’ equity	1,389	94	(110)		(8)	1,365

Total liabilities and stockholders’ equity	$4,700	$266	$888		$(8)	$5,846

See accompanying notes to unaudited pro forma condensed, consolidated, and combined financial information.

UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED STATEMENT OF INCOME

For the Twelve Months Ended November 1, 2019

	Historical		Pro Forma Adjustments	Footnote Reference	Engility Acquisition (Note 7)	SAIC Divestiture	Pro Forma Combined
	SAIC for the Twelve Months Ended November 1, 2019	Unisys Federal for the Twelve Months Ended December 31, 2019
		(Amounts in millions except per share amounts)
Revenues	$6,031	$726	$—		$345	$(53)	$7,049
Cost of revenues	5,370	601	1	6.A	293	(52)	6,213
Selling, general and administrative expenses	270	56	66	6.B, 1	37	—	429
Acquisition and integration costs	102	—	—		—	—	102
Research and development expenses	—	3	(3)	1	—	—	—

Operating income	289	66	(64)		15	(1)	305
Interest expense	84	—	48	6.C	5	—	137
Other (income) expense, net	(5)	—	5	6.D	—	—	—

Income before income taxes	210	66	(117)		10	(1)	168
Provision for income taxes	(50)	(17)	30	6.E	(2)	—	(39)

Net income	$160	$49	$(87)		$8	$(1)	$129
Net income attributable to non-controlling interest	2	—	—		1	—	3

Net income attributable to common stockholders	$158	$49	$(87)		$7	$(1)	$126

Earnings per share:
Basic	$2.85						$2.14

Diluted	$2.82						$2.12

Weighted-average number of shares outstanding:
Basic shares	55.4				3.4		58.8

Diluted shares	56.0				3.4		59.4

See accompanying notes to unaudited pro forma condensed, consolidated, and combined financial information.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED FINANCIAL INFORMATION

Note 1—Basis of Presentation

The accompanying pro forma financial statements present the pro forma balance sheet and pro forma statement of income of SAIC based upon the historical financial statements of SAIC and Unisys Federal after giving effect to the Acquisition and are intended to reflect the impact of the Acquisition on SAIC’s financial statements. The historical financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the pro forma statement of income, expected to have a continuing impact on the results of operations of the combined business. The pro forma balance sheet as of November 1, 2019 has been presented as if the Acquisition had occurred on such date. The pro forma statement of income for the twelve months ended November 1, 2019 has been prepared as if the Acquisition had occurred on November 3, 2018.

SAIC and Unisys Federal have different fiscal year ends. SAIC utilizes a 52/53 week fiscal year ending on the Friday closest to January 31, with fiscal quarters typically consisting of 13 weeks. SAIC’s fiscal year 2019 began on February 3, 2018 and ended on February 1, 2019. Unisys Federal’s fiscal year begins on January 1 and ends on December 31 each year. The pro forma balance sheet and pro forma statement of income have been prepared utilizing period ends that differ by less than 93 days. Due to different fiscal period ends, the pro forma statement of income for the twelve months ended November 1, 2019 combines the historical results of SAIC for the twelve months ended November 1, 2019 and the historical results of Unisys Federal for the twelve months ended December 31, 2019, giving effect to the Acquisition as if it had been consummated on November 3, 2018. The pro forma balance sheet combines the historical balance sheet of SAIC as of November 1, 2019 and the historical balance sheet of Unisys Federal as of December 31, 2019, giving effect to the Acquisition as if it had been consummated on November 1, 2019.

The historical results of Unisys Federal include allocations of general corporate functions of Unisys Corporation, such as executive management, human resources, finance, marketing, and legal. These expenses have been allocated on a basis using either specific identification, such as direct usage or headcount when identifiable, or proportional allocations determined with reference to time incurred, relative to revenues, or other reasonable methods of allocation. SAIC will assume responsibility for all of these functions previously provided by Unisys Corporation following the Acquisition. The pro forma statement of income does not reflect all of the costs of operating as a standalone company and operating synergies created by the Acquisition. Only costs that management has determined to be factually supportable and recurring are included as pro forma adjustments. Refer to Note 6.A for further details.

On January 14, 2019, SAIC completed the acquisition of Engility. The historical results of operations of SAIC include the historical results of operations of Engility subsequent to the date of the Engility Acquisition. We included pro forma adjustments to give effect to the Engility Acquisition for the period November 3, 2018 through January 13, 2019 within the pro forma statement of income. Refer to Note 7 for further details. The pro forma financial statements also give effect to SAIC’s probable divestiture of certain non-strategic international operations, which is expected to be completed during the first quarter of fiscal year 2020.

The pro forma financial statements were prepared using the acquisition method of accounting with SAIC considered the accounting acquirer of Unisys Federal. Under the acquisition method of accounting the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the acquisition date, with any excess purchase price allocated to goodwill. The preliminary purchase price allocation of Unisys Federal’s assets to be acquired and liabilities to be assumed is based on preliminary estimates utilizing company specific information made available by Unisys Federal,

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED FINANCIAL INFORMATION

relevant industry benchmarks, and comparable market acquisitions. The preliminary purchase price is subject to change as additional information becomes available and certain valuation analyses are performed. These potential changes to the purchase price allocation and related pro forma adjustments could be material.

The reclassification adjustments related to the balance sheet of Unisys Federal (to conform to SAIC presentation) include the following:

(i)	reclassification of $15 million of Contract assets to Receivables, net;

(ii)	reclassification of $17 million of Prepaid expense and other current assets to Prepaid expenses of $13 million and Inventories, net of $4 million;

(iii)	reclassification of $56 million of Operating lease right-of-use assets to Other assets;

(iv)	reclassification of $36 million of Short-term operating lease liabilities to Other accrued liabilities;

(v)	reclassification of $42 million of Deferred revenue to Other accrued liabilities;

(vi)	reclassification of $17 million of Other accrued liabilities to Accrued payroll and other employee benefits of $10 million and Accrued vacation of $7 million; and

(vii)	reclassification of $28 million of Long-term operating lease liabilities to Other long-term liabilities.

The reclassification adjustments related to the statement of income of Unisys Federal (to conform to SAIC presentation) include the following:

(i)	reclassification of $3 million of Research and development expenses to Selling, general and administrative expenses.

Note 2—Accounting Policies

Management’s preliminary analysis of Unisys Federal’s current accounting policies is ongoing. At the time of preparing the pro forma financial statements, other than the adjustments made herein, SAIC’s management is not aware of any other material accounting policy differences. Upon consummation of the Acquisition, SAIC’s management will conduct a review of Unisys Federal’s accounting policies to determine if additional differences in accounting policies or financial statement classifications exist that may require additional adjustments to or reclassification of Unisys Federal’s results of operations, assets, or liabilities to conform to SAIC’s accounting policies and classifications. As a result of that review, SAIC management may identify differences that, when conformed, could have a material impact on the pro forma financial statements.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED FINANCIAL INFORMATION

Note 3—Purchase Price Allocation

The pro forma balance sheet has been adjusted to reflect the allocation of the preliminary estimated purchase price to identifiable assets to be acquired and liabilities to be assumed, with the excess recorded as goodwill. The preliminary purchase price of $1,200 million for the Acquisition was allocated, on a preliminary basis, to assets acquired and liabilities assumed as shown below.

(in millions)
Cash and cash equivalents	$—
Receivables, net	92
Inventories, net	4
Prepaid expenses	13
Intangible assets, net(i)	420
Property, plant, and equipment, net	8
Other assets	59
Goodwill	776

Total assets acquired	1,372
Accounts payable	45
Accrued vacation	7
Other accrued liabilities	82
Accrued payroll and other employee benefits	10
Other long-term liabilities	28

Total liabilities assumed	172

Net assets acquired	$1,200

For the purposes of the preliminary purchase price allocation, the carrying values are assumed to approximate the preliminary fair values unless noted otherwise. The final valuation may be materially different as more detailed information becomes available after the consummation of the Acquisition.

(i)	The identifiable intangible assets acquired in the Acquisition consist of backlog, customer relationships, and developed technology with estimated useful lives of 1, 14, and 9 years, respectively. The estimated fair values of these identifiable intangible assets are $60 million, $300 million, and $60 million, respectively. The preliminary estimated fair value of $420 million was determined by utilizing relevant industry benchmarks and comparable market transactions. The final valuation may be materially different and may result in the identification of additional intangible assets as more detailed information becomes available after the consummation of the Acquisition.

Refer to Note 5 for additional information on how the adjustments described above have been reflected in the pro forma balance sheet.

Note 4—Financing Adjustments

In connection with the Acquisition, SAIC expects to incur additional indebtedness of $1,000 million, of which $600 million will be an incremental senior secured term loan “B” credit facility (the “Term Loan B Incremental Facility”) and $400 million will be senior unsecured notes (the “Notes”). The Term Loan B Incremental Facility is expected to have a seven-year maturity with interest payments indexed to LIBOR plus an applicable margin of 2.25%. The Notes are expected to have an eight-year maturity. The actual indebtedness

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED FINANCIAL INFORMATION

incurred, including both the allocation between the Term Loan B Incremental Facility and the Notes as well as interest rates, may change based on the market conditions and lender and investor appetite for the specific issue. SAIC will fund the remaining preliminary purchase price through its Master Accounts Receivable Purchase Agreement that provides for up to $200 million in funding through the non-recourse sale of eligible receivables.

Long-term debt, current portion was adjusted as follows:

As of November 1, 2019
(in millions)
To record the current portion of Term Loan B Incremental Facility	6

Total long-term debt, current portion adjustments	$6

Long-term debt, net of current portion was adjusted as follows:

As of November 1, 2019
(in millions)
To record Term Loan B Incremental Facility, net of current portion(i)	594
To record the Notes	400
To record new debt issuance costs related to New Term Loan Facility and the Notes	(24)

Total long-term debt, net of current portion, adjustments	$970

(i)	Represents the long-term borrowings, net of $6 million of the current portion incurred by SAIC under the Term Loan B Incremental Facility.

Note 5—Pro Forma Adjustments—Balance Sheet

The pro forma adjustments included in the pro forma balance sheet as of November 1, 2019 are as follows (in millions):

A) Cash and cash equivalents were adjusted as follows:

To record the net proceeds from issuance of the Term Loan B Incremental Facility and the Notes	976
To record the cash proceeds from sale of accounts receivable	200
To record the cash consideration paid to acquire Unisys Federal	(1,200)

Total cash and cash equivalents adjustments	$(24)

B) Receivables, net were adjusted as follows:

To reclassify Unisys Federal Contract assets to conform to SAIC presentation (see Note 1)	15
To record the non-recourse sale of eligible receivables through the Master Accounts Receivable Purchase Agreement	(200)

Total receivables, net adjustments	$(185)

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED FINANCIAL INFORMATION

C) Goodwill was adjusted as follows:

To remove Unisys Federal historical goodwill	(67)
To record goodwill recognized as a result of the Acquisition (see Note 3)	776

Total goodwill adjustments	$709

D) Intangible assets, net were adjusted as follows:

To record intangible assets acquired in the Acquisition (see Note 3)	420

Total intangible assets, net adjustments	$420

E) Deferred income taxes were adjusted as follows:

To remove historical Unisys Federal deferred tax assets and liabilities as a result of the Acquisition	(23)

Total deferred income taxes adjustments	$(23)

F) Other assets were adjusted as follows:

To record deferred tax assets for transaction costs accrued in connection with the Acquisition(i)	6
To reclassify Unisys Federal operating lease right-of-use assets to conform to SAIC presentation (see Note 1)	56

Total other assets adjustments	$62

(i)	Reflects a combined federal and state statutory rate of approximately 25.8% for the twelve months ended November 1, 2019 multiplied by the book and tax basis difference. SAIC presents deferred tax assets within Other assets.

G) Accounts payable was adjusted as follows:

To record transaction costs in connection with the Acquisition(i)	22

Total accounts payable adjustments	$22

(i)	Reflects estimated financial advisory fees, legal fees, accounting fees, and insurance policy fees not yet recognized in the historical financial statements. These estimated transaction costs have been excluded from the pro forma statement of income as they reflect charges directly attributable to the Acquisition that will not have an ongoing impact on the combined company.

H) Long-term debt, current portion and long-term debt, net of current portion were adjusted as described in Note 4.

I) Net parent investment was adjusted to remove the Unisys Federal historical balance of $94 million.

J) Retained earnings was adjusted as follows:

To recognize transaction costs accrued in connection with the Acquisition, net of tax effects	(16)

Total retained earnings adjustments	$(16)

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED FINANCIAL INFORMATION

Note 6—Pro Forma Adjustments—Statement of Income

The pro forma adjustments included in the pro forma statement of income are as follows (in millions):

A) Cost of revenues were adjusted as follows:

Twelve Months Ended November 1, 2019
To remove corporate allocations for Unisys Corporation allocated to Unisys Federal(i)	(5)
To reflect additional costs incurred on technology licenses from parent(ii)	6

Total cost of revenue adjustments	$1

(i)	Based on management’s preliminary analysis, these corporate allocation costs are not expected to have a continuing impact to the combined business.
(ii)	Separated from Unisys Corporation, Unisys Federal will incur incremental costs compared to costs historically allocated by Unisys Corporation. Upon Unisys Federal separating from Unisys Corporation, the discount on technology licenses will decrease, per the Value Added Reseller Agreement, resulting in additional cost of revenues of $6 million.

B) Selling, general and administrative expenses were adjusted as follows:

Twelve Months Ended November 1, 2019
To record amortization of intangible assets acquired as a result of the Acquisition(i)	88
To remove historical nonrecurring Unisys Federal transaction costs directly associated with the Acquisition	(1)
To reclassify Unisys Federal Research and development to conform to SAIC presentation (see Note 1)	3
To remove corporate allocations for Unisys Corporation allocated to Unisys Federal(ii)	(24)

Total selling, general and administrative expense adjustments	$66

(i)	The estimated amortization expense was computed using the straight-line method and the estimated useful lives for the three intangible assets, as described further in Note 3. An increase or decrease of 10% in the estimated fair value allocated to the intangible assets would result in an increase or decrease in the twelve-month pro forma amortization expense of $9 million. An increase in the estimated useful life of each of the intangible assets of one year would result in a decrease in the twelve-month pro forma amortization expense of $32 million, while a decrease in the estimated useful life of each of the intangible assets of one year would result in an increase in the twelve-month pro forma amortization expense of $3 million.
(ii)	These pro forma adjustments of $24 million reflect the removal of certain allocations of general corporate functions from Unisys Corporation to Unisys Federal. SAIC management deemed certain allocations of compensation, facilities, IT, research and development, and corporate costs to be factually supportable and directly related to the combined business based on agreements currently executed or expected to be executed immediately after consummation of the Acquisition. The costs will have a continuing impact on the combined business.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED, AND COMBINED FINANCIAL INFORMATION

C) Interest expense was adjusted as follows:

Twelve Months Ended November 1, 2019
To record interest expense on Term Loan B Incremental Facility, the Notes and incremental interest expense on SAIC’s Term Loan A(i)	45
To record amortization of debt issuance costs on the Term Loan B Incremental Facility and the Notes	3

Total interest expense adjustments	$48

(i)	Interest expense on the additional indebtedness to be issued to finance the Acquisition was calculated using a weighted average interest rate of 4.3%. For each 0.125% change in the estimated interest rate for the Term Loan B Incremental Facility, interest expense would increase or decrease by approximately $1 million for the twelve months ended November 1, 2019. Incremental interest expense on SAIC’s Term Loan A for the twelve months ended November 1, 2019 is based on an increase in the applicable Leverage Ratio (as defined in the Third Amended and Restated Credit Agreement) as a result of additional indebtedness incurred in connection with the Acquisition.

D) Other (income) expense, net was adjusted by $5 million for the twelve months ended November 1, 2019. This adjustment represents the loss on non-recourse sale of eligible receivables through the Master Accounts Receivables Purchase Agreement.

E) Provision for income taxes was adjusted by $30 million for the twelve months ended November 1, 2019. This adjustment represents the income tax impact of the pro forma adjustments, using the blended federal and state statutory tax rate of approximately 25.8% for the twelve months ended November 1, 2019. This does not represent SAIC’s effective tax rate, which will include other taxes and benefits, and does not take into account any historical or possible future tax events that may impact SAIC following the consummation of the Acquisition.

Note 7— Engility Acquisition

The pro forma adjustments to the pro forma statement of income give effect to the previously consummated Engility Acquisition as if it had been consummated on November 3, 2018. The pro forma adjustments for such period include $345 million of revenues, $293 million of cost of revenues, $37 million of selling, general, and administrative expenses, $5 million of interest expense, $2 million of provision for income taxes, $8 million of net income, $1 million of net income attributable to non-controlling interest, and $7 million of net income attributable to common stockholders. These adjustments give effect to the historical results of operations of Engility for the period November 3, 2018 through January 13, 2019 as well as pro forma events that are (i) directly attributable to the Engility Acquisition, (ii) factually supportable, and (iii) expected to have a continuing impact on the results of operations of the combined business. These pro forma events include (i) removing historical transaction costs, amortization expense, certain compensation expense, and interest expense and (ii) recording amortization expense and interest expense as a result of the Engility Acquisition. In addition, earnings per share was adjusted to reflect the 16.8 million new shares of SAIC common stock issued as purchase consideration for the Engility Acquisition as if the transaction was consummated on November 3, 2018. The pro forma adjustment to weighted average common shares outstanding (basic and diluted) was 3.4 million shares.